Exhibit 10.7

GUARANTY AND INDEMNITY

THIS GUARANTY AND INDEMNITY (this “Agreement” or “Guaranty”), made as of September 30, 2004, by FIRST STATES GROUP, L.P., a Delaware limited partnership (“FSG”), having an address at c/o FSG, 1725 The Fairway, Jenkintown, Pennsylvania 19046 (the “Guarantor”), to DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, a branch of a foreign banking institution, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 as agent and initial lender (in such capacity together with its successors in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, as initial Lender, has agreed to make a series of loan advances (each, an “Advance” and each Advance, collectively, the “Loan”) to FIRST STATES INVESTORS DB I, LLC, a Delaware limited liability company (“First States”), and certain Affiliates of First States which are becoming parties to the Loan Agreement as of the date hereof (such Affiliates, as further identified under the heading “Property-Owning Borrowers” on Schedule A attached hereto and made a part hereof, the “Property-Owning Borrowers”; First States, collectively with the Property-Owning Borrowers, the “Borrower”), in the amount of up to Four Hundred Million Dollars ($400,000,000); and

WHEREAS, to evidence the Loan, First States has given its Promissory Note, dated as of July 18, 2003, in the principal amount of up to $300,000,000, and as amended by that Amended and Restated Promissory Note dated as of September 30, 2004, in the principal amount of up to $400,000,000 (the “Note”) to Agent, for the benefit of the Lenders, pursuant to a Loan Agreement, dated as of July 18, 2003, as amended by the First Amendment to Loan Agreement, dated as of August 9, 2004, and as further amended by the Second Amendment to Loan Agreement, dated as of September 30, 2004, among the Borrower, the Agent as agent and initial Lender, the other Lenders which become parties thereto, and LaSalle Bank National Association, as collateral agent (as the same may be amended, modified or supplemented, the “Loan Agreement”; capitalized terms used and not otherwise defined herein having the meanings ascribed to them in the Loan Agreement); and

WHEREAS, each Property-Owning Borrower shall, pursuant to the Loan Agreement, grant to Agent a Mortgage/Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (collectively, the “Mortgages”), with respect to the Property (as further described in Schedule A attached hereto) in order to secure the Note; and

WHEREAS, Guarantor directly or indirectly owns a substantial interest in the Borrower and shall derive a substantial economic benefit from the making of each Advance comprising the Loan by Agent to Borrower; and

WHEREAS, as a condition precedent to the making of the Loan, Borrower has agreed to procure and deliver to Agent this Agreement by which Guarantor guaranties and indemnifies Lender against certain direct and indirect conditions, as further described herein, relating to the Property; and

WHEREAS, Agent has declined to make the Loan, and each Advance comprising the Loan, unless this Agreement is duly executed by Guarantor and delivered to Agent.

NOW, THEREFORE, in consideration for, and as an inducement to, Agent’s making the Loan, and for other good and valuable consideration the legal sufficiency of which and receipt thereof are hereby acknowledged, and notwithstanding any provision to the contrary contained in the Loan Agreement, the Note, the Mortgages or any of the other Loan Documents, including without limitation, any “non-recourse” provision of any such documents, Agent and Guarantor do hereby agree as follows:

1. Guarantor on behalf of itself and its successors and assigns (collectively, “Successors”) does hereby absolutely, unconditionally, irrevocably and personally, agrees to reimburse Agent and each Lender for, and hold Agent and each Lender harmless from and against, any and all losses, damages, claims, expenses, deficiencies, liabilities and costs (including, without limitation, reasonable attorneys’ fees and disbursements) incurred, suffered or sustained by Agent, any of the Lenders and/or their respective successors and assigns (i) as a result of or arising out of the determination by the Agent that any of the Property listed on Schedule A hereto is not financeable pursuant to customary criteria for a commercial mortgage-backed securities offering and the corresponding failure of Borrower to repay the Advance being made on the date hereof, as and when required by the Loan Agreement and (ii) as a result of or arising out of, in connection with or resulting from, direct or indirect conditions existing at (or circumstance surrounding) the Property listed on Schedule A hereto that would reasonably be expected to be revealed by the delivery of the third party due diligence items set forth on Schedule B attached hereto and made a part hereof, and the enforcement of this Agreement against Guarantor, (such obligations of Guarantor referred to hereinafter, collectively, as “Guarantor’s Obligation”).

2. It is agreed that the obligations of Guarantor hereunder shall be primary and this Agreement shall be enforceable against Guarantor and its Successors without the necessity for any suit or proceeding of any kind or nature whatsoever brought by Agent against Borrower or its respective successors or assigns or any other party or against any security for the payment of the Guarantor’s Obligation and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Agreement or of any notice of demand to which Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, protest, notice of dishonor or default, change in nature or form of the Guarantor’s Obligation, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guarantor’s Obligation, notice of adverse change in Borrower’s financial condition and any other fact that might materially increase the risk to Guarantor), all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Agreement and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by Agent against Borrower, or its successors or assigns, any of the rights or remedies reserved to Agent pursuant to the provisions of the Loan Agreement, the Note, the Mortgages or any other Loan Documents.

3. Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Agent of, this Agreement. Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, cross-claim, offset, set-off, right of recoupment, or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Agent hereunder other than the defense of the actual timely performance of Guarantor’s Obligations hereunder. Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Agreement are not subject to any counterclaims, cross-claims, rights of recoupment, offsets or affirmative or other defenses of any kind against Agent.

4. Guarantor agrees that any notice or directive given at any time by Guarantor to Agent that is inconsistent with any waiver contained in this Agreement shall be void and may be ignored by Agent, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless Agent has specifically agreed otherwise in a writing, signed by a duly authorized officer. Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of the Loan transaction and that, but for this Agreement and such waivers, Agent would not make the Loan to Borrower.

4. The provisions of this Agreement are for the benefit of Agent and its successors and assigns, and nothing herein contained shall impair, as between Borrower and Agent, the obligations of Borrower under the Loan Agreement, the Note, the Mortgages or any of the other Loan Documents.

5. This Agreement shall be a continuing guaranty and the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished (to the extent permitted by law) by reason of the happening, from time to time, of any of the following, although without notice or the further consent of Guarantor:

(a) any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Loan Agreement, the Note, the Mortgages or any of the other Loan Documents or the invalidity or unenforceability of any of the foregoing; or

(b) any extension of time that may be granted by Agent to Borrower, Guarantor or Guarantor’s Successors; or

(c) any action that Agent or Borrower may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to Agent under this Agreement or available to Agent at law, equity or otherwise, or any action on the part of Agent or Borrower granting indulgence or extension in any form whatsoever; or

(d) any dealing, transaction, matter or thing occurring between Agent, Borrower, Guarantor or Guarantor’s Successors; or

(e) any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which Agent has been granted a lien or security interest to secure any indebtedness of Borrower to Agent; or

(f) any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by Borrower to Agent; or

(g) the application of any sums by whomsoever paid or however realized to any amounts owing by Borrower to Agent in such manner as Agent shall determine in its sole discretion; or

(h) any Event of Default, whether or not Agent has exercised any of its rights and remedies as set forth in the Loan Agreement or the Mortgages upon the happening of any such Event of Default; or

(i) Borrower’s and/or Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting Borrower or Guarantor or any of the assets of either of them, including, without limitation, (A) the release or discharge of Borrower from the payment and performance of its obligations under any of the Loan Documents by operation of law, or (B) the impairment, limitation or modification of the liability of Borrower, its partners or Guarantor in bankruptcy, or of any remedy for the enforcement of the Guarantor’s Obligation, under any of the Loan Documents, or Guarantor’s liability under this Agreement, resulting from the operation of any present or future provisions of the Federal Bankruptcy Code or other present or future federal, state or applicable statute of law or from the decision in any court; or

(j) any change in or termination of the ownership interest of Guarantor in Borrower (whether direct or indirect); or

(k) any conveyance of the Property, whether or not pursuant to a foreclosure sale, a deed in lieu of foreclosure, a transfer through bankruptcy, or otherwise.

7. Guarantor acknowledges that this Guaranty and Guarantor’s Obligation are and shall at all times continue to be absolute, unconditional and irrevocable in all respects, and shall at all times be valid and enforceable irrespective of any other agreement or circumstances of any nature whatsoever that might otherwise constitute a defense to this Guaranty or the obligations of any other person or party (including, without limitation, Borrower or any other guarantor) relating to this Guaranty or the obligations of Guarantor hereunder.

8. Guarantor agrees that if at any time all or any part of any payment at any time received by Agent from Borrower or Guarantor under or with respect to this Agreement is or must be rescinded or returned by Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or Guarantor), then Guarantor’s Obligation hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by Agent, and Guarantor’s Obligation hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to Agent had never been made.

9. Guarantor (a) shall have no right of subrogation against Borrower by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (b) hereby waives any right to enforce any remedy that Guarantor now or hereafter shall have against Borrower by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; (c) shall subordinate any liability or indebtedness of Borrower now or hereafter held by Guarantor or any affiliate of Guarantor to the obligations of Borrower under the Loan Documents; and (d) shall not file, assert or receive payment on any claim whether now existing or hereafter arising, against Borrower in the event of the commencement of a case by or against Borrower under federal or state insolvency laws.

10. Guarantor represents and warrants to Agent, with the knowledge that Agent is relying upon the same, as follows:

(a) Guarantor is solvent and has the legal right to enter into this Agreement and to perform its obligations under the terms hereof; and

(b) to the best of Guarantor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting Guarantor at law, in equity, in admiralty or before any arbitrator or any governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that is likely to result in any material adverse change in the property, assets or condition (financial or otherwise) of Guarantor or that is likely to impair materially the ability of Guarantor to perform its obligations under this Agreement.

11. Guarantor and Agent acknowledge and agree that this Agreement is a guaranty of payment and performance and not of collection and enforcement in respect of any of the Guarantor’s Obligation. No exculpatory language contained in any of the other Loan Documents shall in any event or under any circumstances modify, qualify or affect the personal recourse obligations and liabilities of Guarantor hereunder.

12. Agent may freely assign any or all of its rights under this Agreement, but any such assignment shall be made only to the subsequent holder of the Note and no such assignment shall increase Guarantor’s Obligation or diminish its rights hereunder. In the event of any such assignment, Agent shall give Guarantor prompt notice of same, but the consent of Guarantor shall not be required for any such assignment and failure to give such notice shall not affect the validity or enforceability of any such assignment or subject Agent to any liability and Guarantor shall continue to remain bound by and obligated to perform under and with respect to this Agreement. Guarantor shall not assign any of its obligations under this Agreement without the prior consent of the Agent.

13. The representations, warranties and obligations of Guarantor set forth in this Agreement shall survive until this Agreement shall terminate in accordance with the terms hereof.

14. This Guaranty shall terminate and all obligations of the Guarantor hereunder shall cease upon the delivery to the Agent of the third party due diligence items set forth on Schedule B hereto and the written confirmation by the Agent that the conditions existing at (or circumstances surrounding) the Property as disclosed by such documentation is reasonably satisfactory to it.

15. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and Agent. This Agreement also may be discharged by full performance of the Guarantor’s Obligation in accordance with the terms hereof, or as otherwise provided herein.

16. If all or any portion of any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Agreement and the remaining provision and portions thereof shall continue in full force and effect.

17. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing and shall be deemed to have been given or made for all purposes when delivered in person to the addresses set forth below or three (3) business days after same is sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses.

	If to Guarantor:	The address listed above

	With a copy to:	Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-6993
Attn: Michael Pedrick, Esq.
and

	If to Agent:	The address listed above

	With a copy to:	Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attn: Brian Krisberg, Esq.

The above addresses may be changed on written notice given as hereinabove provided. Notices may be sent by a party hereto or on its behalf by its attorney.

18. This Agreement shall be binding upon Guarantor and its Successors and shall inure to the benefit of Agent and its successors and assigns.

19. The failure of Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Agent, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against Agent must be expressly set forth in writing signed by Agent.

20.

(a) Any suit initiated by Agent against Guarantor or in connection with or arising, directly or indirectly, out of or relating to, this Agreement (an “Action”) may, at Agent’s option, be brought in any state or federal court in the State of New York having jurisdiction over the subject matter hereof. Guarantor hereby submits itself to the jurisdiction of any such court and agrees that service of process against Guarantor in any such action may be effected by any means permissible under federal law or under the laws of the state in which such Action is brought. Guarantor hereby agrees that insofar as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Guaranty, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon Guarantor.

(b) Guarantor agrees that, provided that service of process is effected upon Guarantor in one of the manners hereinafter specified or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (i) any objection that Guarantor may have or may hereafter have to the laying of the venue of any Action brought in any court as provided for by this Agreement, (ii) any claim that any Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that Guarantor is not personally subject to the jurisdiction of such court. Guarantor agrees that, provided that service of process is effected upon Guarantor in one of the manners specified in this Guaranty or as otherwise permitted by law, a final judgment from which Guarantor has not appealed or may not appeal in any Action brought in any such court shall be conclusive and binding upon Guarantor and may, so far as permitted under applicable law, be enforced in the courts of any state or any federal court or in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that Guarantor shall not assert any defense, counterclaim or set-off in any such suit upon such judgment.

(c) Guarantor hereby irrevocably designates and appoints Corporation Service Company (the “Service Agent”) as Guarantor’s authorized agent to accept and acknowledge on Guarantor’s behalf service of any and all process that may be served in any Action.

(d) Guarantor agrees to execute, deliver and file all such further instruments or documents as may be necessary under the laws of the State of New York or the laws of the United States in order to make effective (i) the appointment of Service Agent as agent for service of process as provided above and (ii) Guarantor’s consent to jurisdiction as provided for in this Guaranty.

(e) Guarantor hereby consents to process being served in any Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the notice address for Guarantor as set forth in this Guaranty or to Service Agent at the address provided for herein. If Service Agent shall desire to resign as agent for service of process, Guarantor shall substitute a party having an office within the Borough of Manhattan and reasonably acceptable to Agent to act as Service Agent (it being agreed that any such resignation shall not be effective unless and until the replacement Agent agrees in writing to act as Service Agent for service of process). Guarantor hereby agrees that provided that service is made in accordance with this paragraph or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error in connection with any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon it in any Action, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor.

(f) Nothing in this Agreement shall limit Agent’s right to serve process in any manner permitted by law or limit Agent’s right or the right of any of its successors or assigns to bring proceedings against Guarantor in the courts of any jurisdiction(s).

(g) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise) with respect to Guarantor or Guarantor’s property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

(h) As a further inducement to Agent’s making of the Loan to Borrower, and in consideration thereof, Agent and Guarantor each covenant and agree that in any action or proceeding brought on, under or by virtue of this Agreement, Agent and Guarantor each shall and do hereby unconditionally and irrevocably waive trial by jury.

(i) Guarantor hereby further covenants and agrees to and with Agent that Guarantor may be joined in any action against Borrower in connection with the Loan Agreement, the Note, the Mortgages, or any of the other Loan Documents, solely with respect to the subject matter of this Agreement.

(j) Guarantor covenants and agrees to indemnify and save Agent harmless of and from, and defend it against, all losses, costs, liabilities, expenses, damages or claims suffered by reason of Guarantor’s failure to perform its obligations hereunder.

21. All of Agent’s rights and remedies under the Loan Agreement, the Note, the Mortgages or any of the other Loan Documents or under this Agreement are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Agent.

22. Guarantor hereby consents that from time to time, before or after any default by Borrower, with or without further notice to or assent from Guarantor, any security at any time held by or available to Agent for any obligation of Borrower, or any security at any time held by or available to Agent for any obligation of any other person or party secondarily or otherwise liable for all or any portion of the Loan, may be exchanged, surrendered or released and any obligation of Borrower, or of any such other person or party, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released in whole or in part, or any default with respect thereto waived, and Agent may fail to set off and may release, in whole or in part, any balance of any deposit account or credit on its books in favor of Borrower, or of any such other person or party, and may extend further credit in any manner whatsoever to Borrower, and generally deal with Borrower or any such security or other person or party as Agent may see fit; and Guarantor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, action, inaction, extension of further credit or other dealing. This Agreement is independent of, and in addition to, all collateral granted, pledged or assigned under the Loan Documents.

23. The terms of this Agreement have been negotiated, and this Agreement has been executed and delivered in the State of New York, and it is the intention of the parties hereto that this Agreement be construed and enforced in accordance with the laws of such State.

24. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

25. This Agreement may be executed in counterparts, which together shall constitute the same instrument.

26. TO THE FULLEST EXTENT PERMITTED BY LAW GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT.

27. GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Agreement as of the date and year first above written.

FIRST STATES GROUP, L.P., a Delaware limited partnership

By: First States Group, LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

SCHEDULE A

The Property

SCHEDULE B

PROPERTY DUE DILIGENCE CONDITIONS

1.	Environmental Reports each prepared by an Environmental Auditor which reports shall be reasonably acceptable to Agent.

2.	Title Insurance Policies for each of the Properties, which Title Insurance Policies shall be reasonably acceptable to Agent.

3.	Evidence that each Property is in material compliance with all applicable zoning laws, rules and regulations, which items may be satisfied through the delivery of a report from Zoning Information Services Inc.with respect to each Property.

4.	Surveys for each of the Properties which Surveys shall be reasonably satisfactory to Agent.

5.	The following instruments with respect to each of the Leaseholds: (i) the ground lessor’s consent to such assignment, (ii) an estoppel certificate in form reasonably satisfactory to Guarantor from the ground lessor, or (iii) an amendment to the ground lease (“Financing Amendment”) to reasonably assure Guarantor that the Leasehold will be financeable. For purposes hereof, a “Financing Amendment” is an instrument in writing which alone, or as part of a ground lessor consent or ground lessor estoppel (i) provides expressly that the Leasehold is mortgageable, (ii) requires the ground lessor to provide to the leasehold mortgagee notice and an opportunity to cure (co-extensive with lessee’s cure periods) and (iii) provides that the ground lessor agrees, in the event of the early termination of the ground lease, that the ground lessor, at the request of lessee’s leasehold mortgagee, will enter into a new ground lease with the lessee’s leasehold mortgagee.

6.	Engineering Reports for each of the Properties which Engineering Reports shall be reasonably acceptable to Agent.

7.	Estoppels in connection with reciprocal easement agreements and similar agreements of record affecting the Properties.

8.	Real estate taxes presently due and payable with respect to each of the Properties.

9.	Certificates of Insurance demonstrating insurance coverage in respect of each of the Properties in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Loan Agreement.